NEWMONT ANNOUNCES PROPOSED COMMON STOCK AND CONVERTIBLE NOTES OFFERINGS

Denver, January 27, 2009 — Newmont Mining Corporation (NYSE: NEM) (the “Company”) today announced its intention to raise approximately $1.2 billion through public offerings of common stock and convertible notes.  The offerings will be made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission. Neither the completion of the offering of common stock nor of the offering of convertible notes will be contingent on the completion of the other.

The Company intends to use the net proceeds from the offerings to fund the acquisition from AngloGold Ashanti Limited of the 33.33% interest in the Boddington development project in Western Australia that the Company does not already own, and the additional capital expenditures that will result from its increased ownership in the Boddington project, as well as for general corporate purposes.

Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are the joint book-runners for the offerings, and BMO Capital Markets is the lead manager for the offerings.

This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplements or the shelf registration statement or prospectus. A registration statement relating to the securities has been filed with the Securities and Exchange Commission which is effective upon filing; preliminary prospectus supplements relating to the offerings will be filed with the Securities and Exchange Commission.

Copies of the prospectuses meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn NY 11220 or by telephone at (718) 765-6732, J.P. Morgan, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 or by telephone at (718) 242-8002, and at www.sec.gov.

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Investor Contact
John Seaberg	303.837.5743	john.seaberg@newmont.com

Media Contact
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include, without limitation, statements regarding future sales of securities, completion and timing of the acquisition of the remaining interest in the Boddington project from AngloGold Ashanti Limited, and capital expenditures. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, investor demand and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2007 Annual Report on Form 10-K, filed on February 21, 2008, with the Securities and Exchange Commission, and the Company’s Quarterly Report on Form 10-Q, filed on October 28, 2008, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.